Analex Corporation                                     NEWS RELEASE
2677 Prosperity Avenue
Fairfax, Virginia 22031
Tel:  (703) 852-4000
Fax: (703) 852-2200
www.analex.com                     Release:  IMMEDIATE
                              For:      ANALEX CORPORATION
                                        (Symbol: NLX)
Contact:  Amber Gordon
          (703) 852-1392

             ANALEX APPOINTS DANIEL R. YOUNG LEAD DIRECTOR

     Fairfax, VA, June 13, 2006 - Analex Corporation (Amex: NLX), a leading provider of mission-critical professional services to federal government clients, today announced that its Board of Directors has appointed Daniel R. Young as Lead Director with the responsibility of chairing the meetings of independent directors of the Board. Mr. Young, an independent, non-employee director, joined the Board in 2003. Mr. Young also serves as Chairman of the Company's Corporate Governance Committee, comprised solely of independent directors.

     Mr. Young is formerly the Vice Chairman and Chief Executive Officer of Federal Data Corporation. He retired in 2000, following the acquisition of Federal Data by Northrop Grumman, and after having served in various executive capacities for more than two decades. Mr. Young has played a prominent role in the federal information technology market and is a four-time recipient of the Federal Computer Week Federal 100 Award recognizing outstanding executives serving the federal community. He also served as an officer in the U.S. Navy. Mr. Young serves as a director of NCI, Inc., Halifax Corporation and GTSI Corporation, and also serves on the advisory boards of several public and private companies.

About Analex
Analex (www.analex.com) specializes in providing intelligence, systems engineering and security services in support of our nation's security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. The Company's stock trades on the American Stock Exchange under the symbol NLX. Analex investor relations can be reached at amber.gordon@analex.com or 703-852-1392.

PLEASE NOTE: Statements in this press release relating to plans, strategies, economic performance and trends and other statements, including statements containing the words "anticipate," "believe," "could," "expect," "intend," "may," "plan," "potential," "should," and "will," and similar expressions which are not descriptions of historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by these statements. In addition to those risks specifically mentioned in the reports filed by the Company with the Securities and Exchange Commission (including the Company's Form 10-K for the most recently completed fiscal year), such risks and uncertainties include, but are not limited to: the Company's dependence on contracts with U.S. federal government agencies, particularly within the U.S. Department of Defense and NASA, for substantially all of our revenue; changes in the spending priorities of the federal government; government contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); the likelihood of success in growing the Company's business through acquisition or otherwise, including the risk that the expected benefits of the acquisition may not be realized; growth in the government contracting arena and in the economy in general. These forward-looking statements reflect the Company's current beliefs; however developments and events subsequent to this document are likely to cause these statements to become outdated. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise, accept as provided by law.

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